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                                                    Draft:  1/29/96













                             CUSTODIAN CONTRACT
                                  Between
                    THE COUNTRYBASKETSSM INDEX FUND, INC.
                                    and
                    STATE STREET BANK AND TRUST COMPANY
















GlobalSeriesCorp
21N


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                             TABLE OF CONTENTS
                                                                       Page

1.    Employment of Custodian and Property to be Held by It . . . . . .   1

2.    Duties of the Custodian with Respect to Property of the Fund
      Held By the Custodian in the United States  . . . . . . . . . . .   2

2.1   Holding Securities and Other Assets . . . . . . . . . . . . . . .   2
2.2   Delivery of Securities  . . . . . . . . . . . . . . . . . . . . .   2
2.3   Registration of Securities  . . . . . . . . . . . . . . . . . . .   5
2.4   Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.5   Foreign Exchange Transactions and Futures . . . . . . . . . . . .   5
2.6   Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.7   Call or Time Deposits . . . . . . . . . . . . . . . . . . . . . .   6
2.8   Availability of Federal Funds . . . . . . . . . . . . . . . . . .   7
2.9   Collection of Income  . . . . . . . . . . . . . . . . . . . . . .   7
2.10  Payment of Fund Monies  . . . . . . . . . . . . . . . . . . . . .   8
2.11  Liability for Payment in Advance of Receipt of Securities
      Purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.12  Appointment of Agents . . . . . . . . . . . . . . . . . . . . . .   9
2.13  Deposit of Fund Assets in U.S. Securities Systems . . . . . . . .  10
2.14  Fund Assets Held in the Custodian's Direct Paper System . . . . .  11
2.15  Segregated Account  . . . . . . . . . . . . . . . . . . . . . . .  12
2.16  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
2.17  Communications Relating to Series Securities  . . . . . . . . . .  13

3.    Duties of the Custodian with Respect to Property of the Fund
      Held Outside of the United States . . . . . . . . . . . . . . . .  13

3.1   Appointment of Foreign Sub-Custodians . . . . . . . . . . . . . .  13
3.2   Assets to be Held . . . . . . . . . . . . . . . . . . . . . . . .  14
3.3   Holding Securities  . . . . . . . . . . . . . . . . . . . . . . .  14
3.4   Foreign Securities Systems  . . . . . . . . . . . . . . . . . . .  14
3.5   Agreements with Foreign Banking Institutions  . . . . . . . . . .  15
3.6   Access of Independent Accountants of the Fund . . . . . . . . . .  15
3.7   Reports by Custodian  . . . . . . . . . . . . . . . . . . . . . .  15
3.8   Transactions in Foreign Custody Account . . . . . . . . . . . . .  16
3.9   Liability of Foreign Sub-Custodians . . . . . . . . . . . . . . .  16
3.10  Monitoring Responsibilities . . . . . . . . . . . . . . . . . . .  17
3.11  Branches of U.S. Banks  . . . . . . . . . . . . . . . . . . . . .  17
3.12  Collection of Income  . . . . . . . . . . . . . . . . . . . . . .  17
3.13  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
3.14  Communications Relating to Portfolio Securities . . . . . . . . .  18


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4.    Payments for Purchases or Redemptions of Shares of the Fund . . .  19

4.1   Purchase of Fund Shares . . . . . . . . . . . . . . . . . . . . .  19
4.2   Redemption of Fund Shares . . . . . . . . . . . . . . . . . . . .  19

5.    Proper Instructions . . . . . . . . . . . . . . . . . . . . . . .  20

6.    Actions Permitted without Express Authority . . . . . . . . . . .  20

7.    Evidence of Authority . . . . . . . . . . . . . . . . . . . . . .  21

8.    Duties of Custodian with Respect to the Books of Account and
      Calculation of Net Asset Value and Net Income . . . . . . . . . .  21

9.    Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

10.   Opinion of Fund's Independent Accountant  . . . . . . . . . . . .  22

11.   Reports to Fund by Independent Public Accountants . . . . . . . .  22

12.   Compensation of Custodian . . . . . . . . . . . . . . . . . . . .  23

13.   Responsibility of Custodian . . . . . . . . . . . . . . . . . . .  23

14.   Tax Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

15.   Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

16.   Effective Period, Termination and Amendment . . . . . . . . . . .  25

17.   Successor Custodian . . . . . . . . . . . . . . . . . . . . . . .  26

18.   Interpretive and Additional Provisions  . . . . . . . . . . . . .  26

19.   Additional Series . . . . . . . . . . . . . . . . . . . . . . . .  27

20.   Massachusetts Law to Apply  . . . . . . . . . . . . . . . . . . .  27

21.   Prior Contracts . . . . . . . . . . . . . . . . . . . . . . . . .  27


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22.   Shareholder Communications  . . . . . . . . . . . . . . . . . . .  27


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                             CUSTODIAN CONTRACT

      This Contract between The CountryBasketsSM Index Fund, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at 31 West 52nd Street, New York, New York 10019, hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                WITNESSETH:

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Fund intends to initially offer shares of the following series: Australia Index Series, France Index Series, Germany Index Series, Hong Kong Index Series, Italy Index Series, Japan Index Series, South Africa Index Series, UK Index Series and US Index Series (such series, together with all other series subsequently established by the Fund and made subject to this Contract in accordance with Article 17, being herein referred to as the "Series");

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.    Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the custodian of the assets of the Series of the Fund, including securities which the Fund, on behalf of the applicable Series, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States and which constitute "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 ("Rule 17f-5") under the Investment Company Act of 1940, as amended (the "Investment Company Act") ("foreign securities"). The Fund agrees to deliver to the Custodian all securities and other investments and cash of each Series, and all payments of income, payments of principal or capital distributions received by it with respect to all securities and other instruments owned by the Series from time to time, and the consideration received by it for such new or treasury shares of common stock of the Fund representing interests in the Series, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Series held or received by the Series and not delivered to the Custodian.


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      Upon receipt of "Proper Instructions" (within the meaning of Article
5), the Custodian shall on behalf of the applicable Series from time to time employ one or more Sub-custodians, located in the United States to hold domestic securities and cash, provided that any such Sub-custodian meets at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act to act as a custodian, but only in accordance with an applicable vote by the Board of Directors of the Fund on behalf of the applicable Series, and subject to Article 13. The Custodian may from time to time employ any foreign banking institution or foreign securities depository designated in Schedule A hereto as Sub-custodian (a "Foreign Sub-custodian") for the Fund's foreign securities on behalf of the applicable Series, but only in accordance with the provisions of Article 3 and subject to Article 13.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1 Holding Securities and Other Assets. The Custodian shall hold in a separate account or accounts and segregated at all times from the assets of other Series and third parties all non-cash property of each Series which may now or hereafter be delivered to it for the account of such Series, including all domestic securities owned by such Series, other than (a) securities which are maintained pursuant to Section 2.10 in a "U.S. Securities System" (as therein defined), and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.11.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Series held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Series, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Series against receipt of payment in full therefor;

      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Series;

      3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;


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      4)    To the agent of the issuer or trustee of such securities in connection with invitations for tenders or other similar offers for securities of the Series provided, in any such case, that the consideration is either to be paid or delivered to the Custodian or the tendered securities are to be returned to the Custodian;

      5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Series or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7) Upon the sale of such securities for the account of the Series, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10) For delivery in connection with any loans of securities made by the Series, but only against receipt of adequate collateral as agreed upon


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            from time to time by the Custodian and the Fund on behalf of the Series, which may be in the form of cash, obligations issued or guaranteed by the United States government, its agencies or instrumentalities or such other securities or instruments as may be permitted under the Investment Company Act and which have been approved as acceptable collateral by the Board of Directors of the Fund, except that in connection with any loans for which collateral is to be credited to the Custodian's account in a U.S. Securities System, the Custodian will not be held liable or responsible for the delivery of securities owned by the Series prior to the receipt of such collateral;

      11) For delivery as security in connection with any borrowings by the Fund on behalf of the Series requiring a pledge of assets by the Fund on behalf of the Series, but only against receipt of amounts borrowed;

      12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Series, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Series of the Fund;

      13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Series, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Series of the Fund;

      14) Upon receipt of Proper Instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to the holders of Shares in connection with redemptions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information contained in the Fund's Registration Statement (together, the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

      15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Series, a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Series to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities physically held by the Custodian (other than bearer securities) shall be registered in the name of a Series or of the Fund or in the name of any nominee of the Fund on behalf of such Series or of any nominee of the Custodian which nominee shall be assigned exclusively to the Series, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Series, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of a Series under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4   Options.    The Custodian shall receive and retain confirmations or
      other documents evidencing the purchase of or writing of an option on a security or securities index by a Series; deposit and maintain in a segregated account, either physically or by book-entry in a Securities System (as defined herein), securities subject to a covered put option written by a Series; and release and/or transfer such securities or other assets only in accordance with a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by the Fund's investment adviser, The Options Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions.

2.5 Foreign Exchange Transactions and Futures. Pursuant to Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of a Series. Such transactions may be undertaken by the Custodian with such banking institutions, including the Custodian or any Sub-custodian(s) appointed pursuant to Article I as principals, as approved and


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      authorized by the Fund.  Foreign exchange contracts and options other than those executed with the Custodian, shall be deemed to be portfolio securities of the applicable Series [and the responsibi-lities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks or trust companies as described in Section 2.6 of this Contract?]. Upon receipt of Proper Instructions, the Custodian shall receive and retain confirmations evidencing the purchase or sale of a futures contract or an option on a futures contract by a Series; deposit and maintain in a segregated account, for the benefit of any futures commission merchant or to pay to such futures commission merchant, assets designated by the Fund as initial, maintenance or variation "margin" deposits intended to secure the Series' performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Series, in accordance with the provisions of any agreement or agreements among any of the Fund, the Custodian and such futures commission merchant, designed to comply with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organiza-tions, regarding such margin deposits; and to release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

2.6 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Series of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Series, other than cash maintained by the Series in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act or placed in fixed term and call deposits pursuant to Section 2.7. Funds held by the Custodian for a Series may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Series be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.7 Call or Time Deposits. The Custodian may place interest bearing fixed time and call deposits with such banks and in such amounts as the Fund may authorize with respect to a Series pursuant to Proper Instructions. Such deposits may be placed with the Custodian, or with any Sub-custodian appointed under Article I or such other banks or trust companies eligible to hold the Fund's demand deposits pursuant to Section 2.6, as the Fund may determine. Deposits may be denominated in U.S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of such Series, appropriate notation as to the amount and currency of each such deposit, the accepting banking institution, and other appropriate details. Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of the applicable Series and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section 2.6 of this Agreement. The respon-sibility of the Custodian hereunder for such deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

2.8 Availability of Federal Funds. Upon mutual agreement between the Fund on behalf of each applicable Series and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Series, make federal funds available to such Series as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Series which are deposited into the Series's account.

2.9 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Series shall be entitled either by law or pursuant to custom in the securities business; collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and credit such income or payments, as collected, to such Series's custodian account. Without limiting the generality of the foregoing, the Custodian shall
      (a) detach and present for payment all coupons and instruments representing other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder and (b) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax payments with respect to portfolio securities and other assets of each applicable Series, or in connection with the purchase, sale or transfer of such securities and other assets. The Custodian shall deliver to the Fund periodic written reports providing information as to amount payable with respect to domestic securities or other assets of any Series not received by the Custodian when due. Income due each Series on securities loaned pursuant to the provisions of
      Section 2.2 (10) shall be the responsibility of the Fund.

      The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in monitoring and in arranging for the timely delivery to the Custodian of the income to which the Series is properly entitled.

2.10 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Series, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Series in the following cases only:

      1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Series but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Series or the Fund or its nominee or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Series and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificated form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Series of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Series or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

      2) In connection with conversion, exchange or surrender of securities owned by the Series as set forth in Section 2.2 hereof;

      3) For the redemption or repurchase of Shares issued by the Series as set forth in Article 4 hereof;

      4) For the payment of any expense or liability incurred by the Series, including but not limited to the following payments for the account of the Series: interest, taxes, management, accounting, administration, distribution, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5) For the payment of any dividends on Shares of the Series declared pursuant to the governing documents of the Fund;

      6) For payment of the amount of dividends received in respect of securities sold short;

      7) For repayment of loans made to the Fund or upon redelivery of cash collateral for loans of securities made by a Series or for payment in connection with a foreign exchange transaction;

      8) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Series, a certified copy of a resolution of the Board of Directors of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.11 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Series is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Series to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.12 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under Section 17(f)(1) of the Investment Company Act, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct;

      provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities here-under and the Custodian shall be responsible for the acts and omissions of such agents as if performed by the Custodian hereunder.

2.13 Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Series in a clearing agency registered with the Securities and Exchange Commission under
      Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the Investment Company Act, and subject to the following provisions:

      1) The Custodian may keep securities of the Series in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      2) The records of the Custodian with respect to securities of the Series which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Series;

      3) The Custodian shall pay for securities purchased for the account of the Series upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Series. The Custodian shall transfer securities sold for the account of the Series upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Series.
            Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Series shall identify the Series, be maintained for the Series by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Series a confirmation of each transfer to or from the account of the Series in the form of a written advice or notice and shall furnish to the Fund on behalf of the Series copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Series.

      4) The Custodian shall promptly provide the Fund for the Series with any report obtained by the Custodian on the U.S.
            Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

      5) The Custodian shall have received from the Fund on behalf of the Series the initial certificate required by Article 14 hereof;

      6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Series for any loss or damage to the Series resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U. S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Series has not been made whole for any such loss or damage.

2.14  Fund Assets Held in the Custodian's Direct Paper System.
      Provided the Custodian has received a certified copy of a resolution of the Board of Directors of the Fund specifically approving participation in a system maintained by the Custodian for the holding of commercial paper in book-entry form, upon receipt of Proper Instructions, the Custodian may deposit and/or maintain securities owned by a Series in the Direct Paper System of the Custodian subject to the following provisions:

      1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Series;

      2) The Custodian may keep securities of the Series in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      3) The records of the Custodian with respect to securities of the Series which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Series;

      4) The Custodian shall pay for securities purchased for the account of the Series upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Series. The Custodian shall transfer securities sold for the account of the Series upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Series. Upon the maturity of a security, the Custodian shall make an entry on its records to reflect such maturity and receipt of payment for the account of the Series.

      5) The Custodian shall furnish the Fund on behalf of the Series confirmation of each transfer to or from the account of the Series, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Series copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Series;

      6) The Custodian shall provide the Fund on behalf of the Series with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.15 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Series establish and maintain on its books a segregated account or accounts for and on behalf of each such Series, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Series, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any Futures Commission Merchant registered under the Commodity Exchange
      Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Series, (ii) for purposes of segregating cash, U.S. government or other liquid, high-grade debt securities in connection with options purchased, sold or written by the Series or commodity futures contracts or options thereon purchased or sold by the

      Series, (iii) for the purposes of compliance by the Series with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Series, a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.16 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Series or the Fund or a nominee of either, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.17 Communications Relating to Series Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Series all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Series and the maturity of futures contracts purchased or sold by the Series) received by the Custodian from issuers of the securities being held for the Series. With respect to tender, subscription or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities in respect of which tender, subscription or exchange is sought and from the party (or his agents) making the tender, subscription or exchange offer. If the Fund desires to take action with respect to any tender offer, subscription rights offering, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1 Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Series's securities and other assets maintained outside the United States the Foreign Sub-custodians designated on Schedule A hereto. Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional Foreign Sub-custodians or clearing agencies which (i) qualify as Eligible Foreign Custodians within the meaning of Rule 17f-5 (ii) or are exempted therefrom by order of the Securities and Exchange Commission to act as sub-custodians. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such Foreign Sub-custodians for maintaining custody of the Series's assets. In the event of a material breach on the part of a foreign banking institution, of its agreement with the Custodian provided for in Section 3.5, which breach is not reasonably amenable of correc-tion, at the request of the Fund, the Custodian will work with the Fund to obtain the services of a mutually satisfactory substitute foreign banking institution.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the Foreign Sub-custodians to: (a) foreign securities and, (b) subject to the approval of the Board of Directors of the Fund, cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Series's foreign securities transactions.

3.3 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a Foreign Sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of each Series which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to each Series and
      (ii) the Custodian shall require that securities and other non-cash property so held by the Foreign Sub-custodian be held separately from any assets of the Foreign Sub-custodian or of others in an account that shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers.

3.4 Foreign Securities Systems. Assets of the Series may be maintained in a clearing agency named in Schedule A which acts as a securities depository or which operates a book-entry system for the central handling of securities located outside of the United States and which qualifies as an Eligible Foreign Custodian within the meaning of Rule 17f-5 (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as Foreign Sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the assets belonging to each Series will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets belonging to each Series will be freely transferable without the payment of money or value other than for safe custody or administration; (c) adequate records will be maintained by the Custodian to identify the assets as belonging to the applicable Series; (d) officers of or auditors employed by, or other representatives of the Custodian, and, to the extent permitted under applicable law, the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; (e) assets of the Series held by the Foreign Sub-custodian will be subject only to the instructions of the Custodian or its agents; (f) the Fund will receive periodic reports with respect to the safekeeping of the assets of the applicable Series, including, but not limited to, notification of any transfer to or from the Series' account; and (g) such foreign banking institution will exercise reasonable care and indemnify the Custodian and the Fund or the Custodian and each account of the Custodian in accordance with Section 3.9.

      Except with the prior approval of the Fund's Board of Directors, the Custodian shall not put into effect with a foreign banking institution designated on Schedule A either an amendment to an existing agreement or a new agreement if any provision thereof (i) would violate Rule 17f-5 or (ii) provide for a lesser standard of care on the part of such foreign banking institution to the Custodian than the Custodian's standard of care provided for in this Custodian Contract.

      Upon the request of the Fund, the Custodian shall make all reasonable efforts to enforce the Custodian's rights and the foreign banking institution's duties and obligations under each agreement provided for in this Section 3.5.

3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Series held by Foreign Sub-custodians, including but not limited to an identification of entities having possession of the Series securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institu-tion for the Custodian on behalf of its customers indicating, as to securities acquired for such Series, the identity of the entity having physical possession of such securities.

3.8 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2, 2.3, 2.4, 2.5, and 2.10 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by Foreign Sub-custodians. (b) Notwithstanding the foregoing, subject to any limitations or conditions contained in a certified copy of resolutions of the Board of Directors of the Fund delivered to the Custodian, (i) in the case of the purchase for the account of any Series of securities, the settlement of which occurs outside of the United States of America, the Custodian or any Foreign Sub-custodian may, upon Proper Instructions (which may be standing instructions), make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Section 13; and (ii) in the case of the sale for the account of any Series of securities, the settlement of which occurs outside of the United States of America, the Custodian or any Foreign Sub-custodian may, upon Proper Instructions (which may be standing instructions), deliver such securities in expectation of payment therefor in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Section 13. For purposes of this Article 3, "Institutional Clients" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which as a substantial part of their business operations, purchase or sell securities and make use of non-U.S. custodial services. (c) Securities maintained in the custody of a Foreign Sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability in its capacity as a holder of record of such securities.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a Foreign Sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund information concerning the Foreign Sub-custodians employed by the Custodian to facilitate the review and approval by the Fund's Board of Directors of the arrangements for the custody of foreign securities of each Series as provided for in Rule 17f-5. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract.
      In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a Foreign Sub-custodian or any material loss of the assets of the Fund or, in the case of any Foreign Sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission, is notified by such Foreign Sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.11 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions of Sections 3.1 and 3.5 shall not apply where the custody of the Series assets are maintained in a foreign branch of a banking institution which is a "Qualified U.S. Bank" as defined in Rule 17f-5 and has aggregate capital, surplus and undivided profits of not less than $100 million. The appointment of any such branch as a Sub-custodian shall be governed by Article 1 of this Contract. (b) Cash held for each Series of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.12 Collection of Income. The Custodian (or the foreign banking institution) shall act in accordance with the contractual standard of care and in accordance with market practice generally accepted by Institutional Clients to collect all income and other payments in due course with respect to the securities held hereunder to which the applicable Series shall be entitled and shall credit such income, as collected, to the applicable Series. The Custodian shall promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax payments with respect to foreign securities and other assets of each applicable Series, or in connec-tion with the purchase, sale or transfer of such securities and other assets; and based upon information, and in reliance upon tax advice, received from the Fund, take the steps and provide the administrative and ministerial functions required in the particular jurisdiction to obtain appropriate withholding exemptions and to reclaim foreign taxes paid, and in connection therewith, to inform the Fund of information with respect to foreign taxes of which it became aware in the ordinary course of providing custody services in that jurisdiction; provided, however, that with respect to portfolio securities registered in so-called "street name," the Custodian shall use reasonable efforts to collect amounts due and payable to each Series. The Custodian shall deliver the Fund periodic written reports providing information as to amounts payable with respect to foreign securities or other assets of any Series not received by the Custodian when due. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensa-tion and expenses of the Custodian attendant thereto.

      Collection of income due each Series on securities loaned shall the responsibility of the Fund; the Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data in its possession as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Series is properly entitled.


3.13 Proxies. The Custodian will generally, with respect to the securities held under this Article 3, act in accordance with the contractual standard of care and in accordance with available practice generally acceptable to Institutional Clients to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may obtain in the jurisdiction where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous formal constraints, lack of notice and the like, may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

3.14 Communications Relating to Portfolio Securities. The transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) the substance of which has been received by the Custodian from its foreign sub-custodian from issuers of the securities being held for the account of the applicable Series. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the securities whose tender or exchange is sought or from the party (or his or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with secu-rities or other property of a Series at any time held by it unless
      (i) it or its foreign sub-custodian are in actual possession of such securities or property and (ii) it receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and
      (ii) occur at least three business days prior to the date on which such right or power is to be exercised.

4.    Payments for Purchases or Redemptions of Shares of the Fund

4.1 Purchase of Fund Shares. The Custodian shall maintain, on its own books in the case of the US Index Series, or with the applicable Foreign Sub-custodian in the case of each other Series, an account into which an Authorized Participant (as defined in the Prospectus) proposing to purchase Shares of the Series may deliver a Fund Basket of securities (as defined in the Prospectus). Upon receipt from the appointed distributor of Fund Shares of a notice of intention for the purchase of Shares of any Series, the Custodian shall promptly notify (other than in the case of the US Index Series) the applicable Foreign Sub-custodian of the intended delivery to it of the securities included in the designated Fund Basket. Upon delivery to the Custodian, in the case of the US Index Series, or advice from the applicable Foreign Sub-custodian of delivery to it, in the case of each other Series, of the securities in one or more of the designated Fund Baskets as contemplated in such notice of intention, the Custodian shall promptly advise the distributor of such fact and any deviation from delivery of the securities required in respect of such purchase. The Custodian shall also promptly advise the distributor of its receipt of the requisite Cash Component and any applicable Cash Component transaction fee (both as defined in the Prospectus) in respect of any such purchase.

4.2 Redemption of Fund Shares. From such funds and securities held by a Series as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the

      Transfer Agent, make available for payment to Authorized Participants of Shares who have delivered to the Transfer Agent a request for redemption of their Shares which shall have been accepted by the Transfer Agent, the applicable Fund Basket (or such securities in lieu thereof as may be designated by the Adviser in accordance with the Prospectus) for such Series and the applicable cash redemption payment less any applicable cash redemption transaction fee. The Custodian will transfer the securities proceeds, in the case of the US Index Series, to or on the order of the Authorized Participant through the DTC system (as defined in the Prospectus) or, at the election of the Authorized Participant, through the CNS System of NSCC and, in the case of each other Series, will instruct the applicable Foreign Sub-custodian to transfer the Fund Basket of securities to the account of the Authorized Participant or beneficial owner in the applicable foreign jurisdiction, all as specified in such instructions.

      Transfers of the securities and cash redemption proceeds to or on the order of the Authorized Participant in respect of each redemption request accepted by the Fund shall be made (a) if the Authorized Participant is a broker or dealer, within the number of business days after the date of redemption specified by Rule 15c6-1 under the Exchange Act, except as may otherwise be agreed in the Authorized Participant Agreement among the Fund, the Fund's distributor, State Street, as Transfer Agent and such Authorized Participant and except for those dates of redemption and Series identified in Annex VII to such Authorized Participant Agreement, and (b) in any event within the number of calendar days permitted by Section 22(e) of the 1940 Act and the rules thereunder or as otherwise permitted under an effective order of the Securities and Exchange Commission. The cash redemption payment (less any applicable cash redemption transaction fee) due to the Authorized Participant on redemption shall be effected through DTC cash transfer facilities.

5.    Proper Instructions

      Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the

Custodian are satisfied that such procedures afford adequate safeguards for the Series' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian (and which are designated to be authorized instructions of the Fund) pursuant to any three-party agreement which requires a segregated asset account in accor-dance with Section 2.12 or from the Transfer Agent as provided in
Section 2.2(14).

6.    Actions Permitted without Express Authority

      The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Series:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund on behalf of the Series;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection, in the name of the Series, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Series except as otherwise directed by the Board of Directors of the Fund.

7.    Evidence of Authority

      The Custodian shall be protected in acting in good faith reliance upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall keep the books of account of each Series as set
forth in Schedule    attached hereto and compute the net asset value per
share of the outstanding Shares of each Series. The net asset value calculation for each Series shall be made in accordance with (1) the terms set forth in the Prospectus, as such terms may, from time to time, be amended or supplemented, (2) resolutions adopted by the Board of Directors of the Fund and delivered to the Custodian and at the time in force and applicable, and delivered to the Custodian, (3) Proper Instructions and
(4) the provisions of the Price Source Authorization Agreement between the Fund and the Custodian. The Custodian shall transmit the net asset value of each Series to the Fund's distributor and to the Transfer Agent. If directed in writing to do so by the Fund, the Custodian shall also transmit the net asset value of each Series to the National Association of Securities Dealers Automated Quotations System and to such other entities as directed by the Fund. If directed in writing to do so by the Fund, the Custodian shall also calculate daily the net income of each Series as described in the Fund's Prospectus and shall advise the Fund, its distributor and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Series shall be made at the time or times described from time to time in the Fund's Prospectus related to such Series. In connection with computing the net asset value of shares of each Series, the Custodian shall on each day a Series is open for the purchase of shares of a given Series compute the amount of the Cash Component and transmit such information to the Fund's Distributor and to the Transfer Agent.

9.    Records

      The Custodian shall, with respect to each Series, create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act including without limitation Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Series and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.   Opinion of Fund's Independent Accountant

      The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Series may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's
Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.   Reports to Fund by Independent Public Accountants

      The Custodian shall provide the Fund, on behalf of each of the Series at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.   Compensation of Custodian

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Series and the Custodian.

13.   Responsibility of Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any Futures Commission Merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      The Custodian shall have no more or less responsibility or liability to the Fund on account of the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 or a Sub-custodian located in the United States and appointed pursuant to the provisions of Article 1, than any such Sub-custodian has to the Custodian; provided that this provision shall not protect the Custodian from responsibility or liability in the event of the Custodian's own negligence or bad faith. Regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 3.11 hereof, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian or any Sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions which, in any such case, the Custodian could not have prevented by using commercially reasonable methods, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Fund or its investment adviser in their instructions to the Custodian provided such instructions have been given in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's Sub-custodian or agent securities purchased or in the remittance of payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's Sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future laws or regulations or orders of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction; provided that this provision shall not protect the Custodian from responsibility or liability in the event of the Custodian's own negligence or bad faith. Notwithstanding the foregoing provisions of this Article 13, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

      If the Fund on behalf of a Series requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Series being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Series, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

      If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Series including the purchase or sale of foreign exchange or of contracts for foreign exchange, any property at any time held for the account of the applicable Series shall be security for such advance and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Series's assets to the extent necessary to obtain reimbursement.

14. Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

15.   Advances

      From time to time and in accordance with the Custodian's internal policies and guidelines it may make funds available for the settlement of the Fund's securities transactions.

16.   Effective Period, Termination and Amendment

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual written agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that at the Fund's request such termination may be postponed for an additional thirty (30) days if necessary to permit the Fund to obtain the services of a successor custodian, and provided further, however that the Custodian shall not with respect to a Series act under Section 2.13 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular U.S. Securities System by such Series, as required by Rule 17f-4 under the Investment Company Act that the Custodian shall not with respect to a Series act under Section 2.14 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System by such Series and that the Custodian shall not, with respect to a Series, act under Article 3 to appoint a Foreign Sub-custodian or make any deposit of securities of a Series in any Foreign Securities System in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of such Foreign Sub-custodian or Foreign Securities System by such Series; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Series may at any time by action of its Board of Directors
(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund on behalf of each applicable Series shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

17.   Successor Custodian

      If a successor custodian for the Fund, of one or more of the Series shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Series and all cash and other instruments then held by it or an agent hereunder and shall transfer to an account of the successor custodian all of the securities of each such Series held in a U.S. Securities System.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Series and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Series and to transfer to an account of such successor custodian all of the securities of each such Series held in any U.S. Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

18.   Interpretive and Additional Provisions

      In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Series, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

19.   Additional Series

      In the event that the Fund establishes one or more series of Shares in addition to the Australia Index Series, France Index Series, Germany Index Series, Hong Kong Index Series, Italy Index Series, Japan Index Series, South Africa Index Series, UK Index Series and US Index Series with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Series hereunder.

20.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with the internal laws of The
Commonwealth of Massachusetts.

21.   Prior Contracts

      This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Series and the Custodian relating to the custody of the Fund's assets.

22.   Shareholder Communications

      Rule 14b-2 under the Exchange Act requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. Unless and until the Custodian receives Proper Instructions to the contrary, the Custodian will (check applicable provision) ( ) disclose ( ) not disclose the Fund's name, address and securities position to issuers whose securities are held by the Fund upon request of such issuers.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative
and its seal to be hereunder affixed as of the               day of
         , 1995.


ATTEST            THE COUNTRYBASKETSSM INDEX FUND, INC.



                        By




ATTEST            STATE STREET BANK AND TRUST
COMPANY



                        By

                       Executive Vice President

                                 Schedule A


      The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of The
CountryBasketsSM Index Fund, Inc. for use as Sub-custodians for the Fund's securities and other assets:



                 (Insert banks and securities depositories)
















Certified:



Fund's Authorized Officer


Date:

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